DISTRIBUTION CONTRACT


         Distribution Contract dated December 19, 1984, between THE BOND FUND FOR BANK TRUST DEPARTMENTS (BFBT FUND), a Massachusetts business trust (the "Fund"), and MFBT CORPORATION, a Delaware corporation (the "Distributor").

         In consideration of the mutual promises and undertakings herein contained, the parties hereto agree as follows:

         1. Appointment as Distributor.The Fund hereby appoints the Distributor as a general distributor of shares of beneficial interest of all Portfolios of the Fund now in existence or hereafter created (the "shares"). Nothing herein shall be construed to prevent the Fund from employing other general distributors of the shares or to prohibit the Fund from acting as distributor of its shares, and the Fund reserves the right to sell its shares to investors upon applications received by the Fund or its agents.

         2. Distributions by Distributor.The Distributor will have the right to obtain subscriptions for and to sell shares as agent of the Fund. The Distributor shall be under no obligation to effectuate any particular amount of sales of shares or to promote or make sales except to the extent the Distributor deems advisable. Nothing herein shall be deemed to obligate the Distributor to register or qualify as a broker or dealer in any state, territory or other jurisdiction in which it is not now registered or qualified or to maintain its registration or qualification in any state, territory or other jurisdiction in which it is now registered or qualified.

         3. Sales Price. All subscriptions and sales of shares by the Distributor hereunder shall be at the applicable net asset value of the shares in accordance with the provisions of the current Prospectus of the Fund. No commission or other compensation for selling or obtaining subscriptions for shares shall be paid by the Fund or charged as a part of the subscription or selling price on any such sale or subscription, except to the extent that payments by the Fund may be authorized pursuant to a Rule 12b-1 Distribution Plan adopted by and then in effect with respect to the Fund.

         4. Repurchase of Shares. The Distributor may act as agent for the Fund in connection with the repurchase of shares by the Fund upon the terms and conditions set forth in the then current Prospectus of the Fund. The Fund will reimburse the Distributor for any reasonable expenses incurred by the Distributor in connection with any such repurchase of shares for the account of the Fund.

         5. Cooperation by Fund. The Fund agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of registering or qualifying and maintaining registration or qualification of the shares for sale under the so-called "Blue Sky" laws of any state or territory or for maintaining the registration of the Fund and of the shares under the Securities Act of 1933 and the Investment Company Act of 1940, to the end that there will be available for sale from time to time such number of shares as the Distributor may reasonably be expected to sell. The Fund will advise the Distributor promptly of (i) any action of the Securities and Exchange Commission or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Fund or the shares, or rights to offer the shares for sale, and (ii) the happening of any event which makes untrue any statement in the registration statement or Prospectus or which requires the making of any change in the registration statement or Prospectus in order to make the statements therein not misleading. The Fund shall make available to the Distributor such copies of its currently effective Prospectus and of all information, financial statements and other papers as the Distributor shall reasonable request in connection with the distribution of shares of the Fund.




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         6. The Distributor as Independent Contractor.  The Distributor shall be an independent contractor and neither the Distributor nor any of its officers or employees as such is or shall be an employee of the Fund. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

         7. Representation. The Distributor is not authorized by the Fund to give any information or to make any representations other than those contained in the registration statement or Prospectus filed with the Securities and Exchange Commission under the Securities Act of 1933 (as said registration statement and Prospectus may be amended from time to time) or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. Nothing herein shall be construed to prevent the Distributor from preparing and distributing sales literature or other material as it may deem appropriate.

         8. Expenses Payable by the Fund. The Fund shall pay for and affix any stock issue stamps (or in the case of treasury shares transfer stamps) required for the issue (or transfer) of shares of the Fund. The Fund shall pay all fees and expenses in connection with (a) the preparation and filing of any registration statement and Prospectus under the Securities Act of 1933 or the Investment Company Act of 1940 and amendments thereto, (b) the registration or qualification of shares for sale in the various states, territories or other jurisdictions (including without limitation the registering or qualifying the Fund as a broker or dealer or any officer of the Fund as agent or salesman in any state, territory or other jurisdiction), (c) the preparation and distribution of any report or other communication to shareholders of the Fund in their capacity as such, and (d) the preparation and distribution of any Prospectuses sent to existing shareholders of the Fund. The Fund shall also make all payments (including but not limited to expenses) pursuant to any written plan or agreement relating to the implementation of such plan approved in accordance with Rule 12b-1 under the Investment Company Act of 1940 in connection with the distribution of its shares.

         9. Expenses Payable by the Distributor. The Distributor or its parent will defray expenses of (a) printing and distributing any Prospectuses or reports prepared for its use in connection with the offering of the shares for sale to the public (other than to existing shareholders of the Fund), (b) any other literature used by the Distributor in connection with such offering, and
(c) any advertising in connection with such offering, unless any of the expenses listed in subparagraphs (a), (b) or (c) of this paragraph 9 are to be paid by the Fund under a 12b-1 plan or agreement relating to the implementation of such plan as described in paragraph 8 hereof.

         10. Indemnification of the Distributor. The Fund agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares, based upon the ground that the registration statement, Prospectus, shareholder reports or other information filed or made public by the Fund as from time to time amended and supplemented, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and arising under the Securities Act of 1933, or any other statute or the common law, provided, however, that the Fund does not agree to so indemnify the Distributor or hold it harmless to the extent that such statement or omission was made on reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; and provided, further, that in no case (i) is the indemnity of the Fund in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any such person against any liability to the Fund or its security holders to which the Distribution Contract or any controlling person would otherwise be subject by reason of wilful



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misfeasance,  bad faith or gross  negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or such person, as the case may be, shall have notified the Fund in writing of such claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such person (or after the Distributor or such person shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such claim, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor, such officers or directors or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor, such officers or directors or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any of the shares.

         11. Indemnification of the Fund. The Distributor agrees that it will indemnify and hold harmless the Fund and each of its trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectus, shareholder reports or other information filed or made public by the Fund, as from time to time amended, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as any such statement or omission was made in reliance upon, and in conformity with information furnished to the Fund by or on behalf of the Distributor, provided, however, that in no case (i) is the indemnity of the Distributor in favor of the Fund or any person indemnified to be deemed to protect the Fund or any such person against any liability to which the Fund or any such person would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Contract, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Distributor in writing of such claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve it from any liability which it may have to the Fund or any person against whom such action is brought otherwise than on account of is indemnity agreement contained in this paragraph. In the case on any such notice to the Distributor, the Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such claim, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and satisfactory to the Fund, to its officers and directors and to any controlling person or persons, defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any such suit



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and retain such  counsel,  the Fund or such  controlling  persons,  defendant or defendants in the suit, shall bear the fees and expense of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, it will reimburse the Fund, such officers and trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the shares.

         12. Effective Date, Termination and Amendment. This Contract shall become effective on the date of its execution and (unless terminated as herein provided) shall remain in full force and through and including February 28, 1985 and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after February 28, 1985 is specifically approved at least annually (a) by vote of a majority of the outstanding voting securities of the Fund or by the Trustees of the Fund, and (b) by the vote of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Distributor cast in person at a meeting called for the purpose of voting on such approval. This Contract may a any time be terminated without the payment of any penalty (1) by vote of the Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund, on 60 days' written notice to the Distributor, (2) automatically in the event of its assignment, and (3) by the Distributor on 60 days' written notice to the Fund. Any notice under this Contract shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the Boston office of such party.

         This Contract may be amended at any time by a writing signed by both parties hereto, provided that no amendment of this Contract shall be effective until approved (a) by vote of a majority of the outstanding voting securities of the Fund or by vote of the Trustees of the Fund, and (b) by the vote of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Distributor cast in person at a meeting called for the purpose of voting on such approval.

         13. Limitation of Liability. The Distributor expressly acknowledges the provision in the Declaration of Trust of the Fund (Article XIV, Section 2) limiting the personal liability of shareholders of the Fund, and the Distributor hereby agrees that is shall have recourse to the Fund for payment of claims or obligations as between the Fund and the Distributor arising out of this Contract and shall not seek satisfaction from the shareholders or any shareholder of the Fund.

         14. Certain Definitions. The terms "interested person", "vote of a majority of the outstanding voting securities" and "assignment" when used in this Contract shall have the respective meanings specified in the Investment Company Act of 1940, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Distribution Contract to be executed in its name and on its behalf by one of its officers thereunto duly authorized, all as of the day and year first above written.


                           THE BOND FUND FOR BANK TRUST DEPARTMENTS (BFBT FUND)

                           By       /s/ H. Day Brigham Jr.
                                   ------------------------
                                    Vice President

                           MFBT CORPORATION

                           By       /s/ A.M. Moody III
                                   ------------------------
                                    President